EXHIBIT 99B.8
INVESTING ACTIVITY                           U S WEST MEDIA GROUP
(UNAUDITED)
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Valuation of Investments Publicly Traded
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                            Number      Price per       Total
                           of shares   share as of      value
      Investment          (thousands)    12/31/97     (millions)
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
Telewest (TWSTY)               37,875    $ 12.25        464.0
Home Shopping
    Network(HSNI)                 220      51.50         11.3
Flextech (FLXT)                10,519       8.67         91.2
Sportsline (SPLN)               1,996      10.75         21.5
Preview Media (PTVL)              933       7.63          7.1

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